UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 10 September, 2017

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.   Other Events.

Air Products and Chemicals, Inc. (the “Company”) announced that it has entered into an agreement to form a joint venture with Lu’an Clean Energy Company, Ltd. (“Lu’an”) to own and operate a coal-to-syngas project in China’s Shanxi Province. The Company will contribute four large air separation units previously constructed to supply the project and $500 million in consideration for a 60% ownership in the joint venture. Lu’an will contribute gasification and syngas purification equipment in consideration for cash and a 40% ownership in the joint venture. The joint venture will receive coal, steam, and power from Lu’an and will supply syngas to Lu’an under a long-term, on-site supply agreement. The joint venture agreement is subject to government and regulatory approval.

A copy of the Press Release dated 10 September 2017 is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated 10 September, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: September 11, 2017	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Vice President, Corporate Secretary, and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 10, 2017.